UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2017

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Information.

(a)           Acquisition by Funds Advised by Deerfield Mgmt, L.P. of Loans under Credit Agreement

The Company has been informed that on April 3, 2017, funds advised by Deerfield Mgmt, L.P. (“Deerfield”) acquired the $212.7 million aggregate principal amount of outstanding loans (including the Bridge Loans (as defined below)) under the credit agreement, dated of October 6, 2015, by and among the Company’s subsidiary First Choice ER LLC (the “Borrower”), the guarantors named therein (together with the Borrower, the “Loan Parties”), the lenders named therein and Bank of America, N.A., as administrative agent (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”).

(b)           Restructuring of Indebtedness

As previously reported, the Company’s board of directors and management continue to explore various options to restructure its outstanding indebtedness aimed at significantly reducing long-term debt and other financial obligations and creating a sustainable capital structure to position the Company for the future.  At March 31, 2017, the aggregate principal amount of the Company’s and its subsidiaries’ outstanding indebtedness was approximately $214.2 million. In connection with the exploration of available debt restructuring alternatives, the Company is engaged in discussions with Deerfield, in its capacity as the majority lender under the Credit Agreement, and certain other creditors (including MPT Operating Partnership, L.P. ("MPT"), with which the Company understands that Deerfield has entered into an agreement in principle regarding master lease facilities) regarding a potential transaction in which Deerfield would provide further bridge capital and extend debtor-in-possession financing to the Company, in connection with a court-supervised restructuring of the Company, its debt and outstanding securities, with an ultimate goal on Deerfield’s part of obtaining control of the Company or key assets thereof, and, following consummation of such series of transactions, operating the Company or such assets.  The Company has been informed that, assuming consummation of such transactions, Deerfield intends to fund the operations of the acquired business such that it can continue to provide patients the highest quality care and support its employees, affiliated physicians and partners.

No definitive agreement has been reached to date with Deerfield, MPT or other creditors.  The outcome and timing of these discussions cannot be predicted at this time.  There can be no assurance that such discussions will result in consummation of any restructuring or, if consummated, as to the terms or structure.  As a result of any such restructuring and the manner in which it may be implemented, existing holders of shares of the Company’s common stock are highly unlikely to recover any value on their investment upon consummation of the restructuring.  The Company does not expect to announce or comment on developments with respect to any restructuring and related transactions or events until the board of directors has approved a specific transaction or has other reason to comment.

(c)           Certain Defaults under Credit Agreement and MPT Leases

As previously reported, on March 7, 2017, the Borrower and certain of its affiliates entered into that certain third amendment (the “Third Amendment”), dated as of March 7, 2017, amending certain terms of the Credit Agreement.  Pursuant to the Third Amendment, certain of the lenders under the Credit Agreement (the “Bridge Lenders”) funded an additional tranche of term loans in the aggregate principal amount of $7.5 million (the “Bridge Loans”).

The Bridge Loans matured unpaid on March 31, 2017.  The nonpayment of the Bridge Loans constitutes an event of default under the Credit Agreement that gives the lenders the right to exercise the remedies provided under the Credit Agreement.

The Company is currently in discussions with Deerfield to extend the maturity date of the Bridge Loans, waive the event of default referenced in the previous paragraph and, as mentioned under section (b) above obtain additional bridge financing  and debtor-in-possession financing for the pendency of the court-supervised restructuring process.  The outcome and timing of these discussions cannot be predicted at this time.  There can be no assurance that such discussions will result in extension of the maturity date of the Bridge Loans or the consummation of additional bridge financing and debtor-in-possession financing to the Company and, if consummated, as to the terms thereof.

In addition to constituting an event of default under the Credit Agreement, the nonpayment of the Bridge Loans constitutes an event of default under the Master Lease Agreement dated as of August 29, 2013, as amended, the Master Lease Agreement dated as of September 26, 2014, as amended, and the Master Lease Agreement dated as of August 29, 2013, as amended, governing certain facilities in Colorado (collectively, the “MPT Master Leases”) with certain subsidiaries of MPT Operating Partnership, L.P. (“MPT”).  Such event of default gives those lessors the right to exercise the remedies provided under the MPT Master Leases. The Company has obtained a waiver until April 15, 2017 of the event of default under the MPT Master Leases resulting from the nonpayment of the Bridge Loans on their maturity date and non-payment of rent payable on April 1, 2017 and an extension until that same date of a waiver of certain other events of default under the MPT Master Leases and certain related agreements that expired on April 2, 2017, which waivers and waiver extension are conditioned on such rent being paid by April 7, 2017.  There can be no assurance that such rent will be paid timely or that such waivers will be further extended.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.   Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.  Among the factors that could cause future results to differ materially from those provided in this Current Report on Form 8-K are: our inability to execute a restructuring through a court-supervised process that maximizes value for all constituents while minimizing disruption to the Company’s operations; our ability to file the Company’s Form 10-K for the fiscal year ended December 31, 2016; delays in conversion of patient receivables into cash, as well as increased potential for bad debt expense, associated with deficiencies in billing and collections related to our services; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.

The Company’s stockholders are cautioned that trading in shares of the Company’s Class A common stock during the pendency of the Company’s evaluation of available restructuring and reorganization alternatives and discussions with Deerfield and other creditors and any court-supervised process is highly speculative and poses substantial risks. Trading prices for shares of the Company’s Class A common stock may bear little or no relationship to the actual recovery, if any, by holders in any such restructuring or reorganization.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its Class A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

By:	/s/ Frank R. Williams Jr.
Name:	Frank R. Williams Jr.
Title:	Chief Financial Officer

April 3, 2017